UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 24, 2006

THE AMACORE GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-27889	59-3206480
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1511 North Westshore Boulevard, Suite 925, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 289-5552

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 24, 2006, The Amacore Group, Inc. (the “Company”) entered into an Investment Agreement with Dutchess Private Equities Fund, LP, (“Dutchess”), pursuant to which the Company has the right, but not an obligation, to sell to Dutchess up to $10 million of the Company’s common stock over a period of thirty-six months, after a registration statement for the stock has been declared effective by the U.S. Securities and Exchange Commission (“SEC”). In accordance with the agreement, the Company is entitled to place, as often as once every five trading days, a “Put” with Dutchess equal to either $100,000 or 200% of the averaged daily trading volume multiplied by the average of the three daily closing prices immediately preceding the date of issuance of the Put (the “Put Date”). The purchase price is set at ninety-three percent (93%) of the lowest closing bid price of the stock during the five (5) consecutive trading days immediately following the Put Date. In the event that the purchase price is less than 75% of the lowest closing bid prices of the Company’s common stock for the 10 trading days prior to the Put Date, the Company has the right to cancel the Put. The Company is obligated to pay a percentage of each Put as a placement agent fee, which fee will be negotiated between the Company and a registered broker-dealer.

In connection with the Investment Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering shares of common stock to be sold upon the issuance of a Put. The Company is obligated to use its best efforts to cause the Registration Statement to be filed with the SEC no later than May 15, 2006 and to be declared effective no later than July 23, 2006 and to insure that the registration statement remains in effect until the earlier of (i) all shares issuable pursuant to the Investment Agreement have been sold; or (ii) 36 months after the registration statement is declared effective.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company entered into an Investment Agreement. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
4.1	Investment Agreement, dated April 24, 2006, by and between The Amacore Group, Inc. and Dutchess Private Equities Fund, LP
4.2	Registration Rights Agreement, dated April 24, 2006, by and between The Amacore Group, Inc. and Dutchess Private Equities Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Dated: May 2, 2006	BY:	/s/ JAMES L. KOENIG
James L. Koenig, Acting Chief Financial Officer